Exhibit 99.1

China Industrial Steel, Inc.

Contacts:
Frank Pena – Director
(732) 292-0322

CHINA INDUSTRIAL STEEL TO PRESENT AT THE DEALFLOW CONFERENCE 2012	Delong Zhou – Chief Financial Officer Phone +1-917-825-2997

New York, New York, December 12, 2012 – China Industrial Steel Inc. (OTC: CDNN), a manufacturer and distributor of specialty steel products, today announced that its Chief Financial Officer, Delong Zhou, and US based director, Frank Pena and will be presenting the Company at DealFlow Media's Conference at The New York Marriott Marquis, on Tuesday, December 18, 2012 at 10:50 am local time.

DETAILS AT A GLANCE:

WHO: Delong Zhou, Chief Financial Officer and Frank Pena, US Director of China Industrial Steel Inc.

WHAT:  Formerly known as The PIPEs Conference, the DealFlow Conference is designed for busy professionals who are interested in getting as much information and networking as they can in a single day. The program comprises 6 tracks covering 20 topics on everything relating to small company finance and dealmaking.

WHERE: The New York Marriott Marquis, 1535 Broadway, New York, NY 10036 (212) 398-1900

WHEN: Tuesday, December 18, 2012 – 10:50 AM EST

To arrange a one-on-one meeting with China Industrial Steel Inc. please contact Frank Pena at fpena@chinaindustrialsteel.com.

About China Industrial Steel, Inc.

China Industrial Steel, Inc., (“CIS” or the “Company”) through its wholly owned subsidiary, Handan Hongri Metallurgy Co., Ltd., produces and sells steel plate and steel bar for domestic and export customers.  The Company currently operates three production lines from its headquarters on approximately 1,000 acres in Handan City in the Hebei Province, China, where steel production is a significant component of the regional economy.

Forward-looking statements:

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected market trends and the Company's performance, are all "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.